EXHIBIT 99.2

eBay Inc. Extends Leadership In Online Payments
With Acquisition of Bill Me Later

SAN JOSE, Calif. (Oct. 6, 2008) – eBay Inc. (NASDAQ: EBAY) today announced that it has reached a definitive agreement to acquire Bill Me Later, a leading provider of online transactional credit, for approximately $820 million in cash and approximately $125 million worth of outstanding options, net of option exercise proceeds. The acquisition extends the company’s leadership in e-commerce by combining Bill Me Later’s transactional credit business with the global payments platform of eBay’s PayPal business. Subject to various closing conditions, the deal is expected to be completed by year-end.

“Bill Me Later is a natural addition to our portfolio; PayPal and Bill Me Later belong together,” said John Donahoe, eBay Inc.’s president and chief executive officer. “We now have a powerful combination of the two leading, complementary online payment products, each with proven benefits for consumers and online merchants. At an attractive valuation, our investment in Bill Me Later opens significant long-term growth opportunities.”

The deal offers strong synergies within the eBay portfolio. Bill Me Later can offer its deferred payments and promotional financing service to the tens of millions of customers who use eBay and PayPal. PayPal expands its customer base to approximately 1,000 of the most popular Web sites and to the millions of online shoppers who use Bill Me Later.

“Bill Me Later is a fabulous business, and the opportunity that eBay, PayPal and Bill Me Later have together is nothing short of tremendous,” said Scott Thompson, president of PayPal, who will oversee both businesses. “By combining the best of PayPal and Bill Me Later, we can offer an even stronger service for consumers and merchants.”

Together, PayPal and Bill Me Later can better meet consumers’ needs both on and off eBay by allowing them to quickly, safely and easily purchase the items they want online and pay for them immediately or over time. With one payment relationship, retailers and eBay sellers can offer two of the Web’s most innovative payment methods, which have been proven to increase sales and deliver higher average selling prices for merchants.*

Founded in 2000 by a team of seasoned professionals in the payments industry, Bill Me Later enables online retailers to offer transactional credit to consumers at the point of sale. With its sophisticated underwriting techniques and credit decision model, Bill Me Later provides approval decisions for shoppers within seconds without requiring them to complete detailed application forms.

Bill Me Later’s credit risk modeling and analysis have consistently performed better than the consumer credit industry average. Combined with eBay’s and PayPal’s best-in-class transactional data monitoring, this expertise will bolster the company’s ability to drive down risk in the payment system and provide customers with even safer, faster ways to pay online.

“PayPal and Bill Me Later have a similar vision to dramatically streamline and improve the experience for customers shopping online,” said Gary Marino, chief executive officer of Bill Me Later. “This deal helps us to accelerate that vision by offering our products to millions of customers who already use eBay and PayPal.”

Marino will continue to run Bill Me Later as a business unit of PayPal and will report to Thompson as part of the PayPal senior executive team.

“This deal makes perfect sense. Bill Me Later has adoption among the most popular large merchants on the Web, and PayPal is the way that many small merchants and eBay sellers accept payments online,” said Bruce Cundiff, director of payments research and consulting for Javelin Strategy & Research. “Together, they can extend the presence of the two brands and offer even more choice for consumers when they shop online.”

Transaction and Financial Information

eBay will acquire all of the outstanding shares of capital stock and warrants to purchase capital stock of privately-held Bill Me Later for approximately $820 million.  In addition, at closing eBay will assume all outstanding Bill Me Later employee options which have a current value of approximately $125 million, net of option exercise proceeds. eBay plans to finance the acquisition and receivables with a combination of cash and available financing resources including eBay’s existing line of credit. The acquisition is subject to various customary closing conditions and is expected to close in the fourth quarter of 2008.

eBay anticipates that Bill Me Later will generate an estimated $150 million in revenue in 2009. For the fourth quarter of 2008, eBay expects the acquisition to be dilutive to non-GAAP and GAAP earnings per share by $0.03 and $0.05, respectively.  For the full year 2009, eBay expects the transaction to be dilutive to non-GAAP and GAAP earnings per share by $0.06 and $0.13, respectively. eBay expects the deal to be accretive in 2011.

eBay Inc. will host an investor conference call today at 5:30 a.m. PDT to discuss this announcement. A live webcast of the conference call can be accessed through the eBay Investor Relations Web site at http://investor.ebay.com. An archive of the webcast will be accessible through the same link.

About eBay
Founded in 1995, eBay Inc. connects hundreds of millions of people around the world every day, empowering them to explore new opportunities and innovate together. eBay Inc. does this by providing the Internet platforms of choice for global commerce, payments and communications. Since its inception, eBay Inc. has expanded to include some of the strongest brands in the world, including eBay, PayPal, Skype, StubHub, Shopping.com, and others. eBay Inc. is headquartered in San Jose, Calif.

About PayPal
PayPal is the faster, safer way to pay and get paid online. The service allows anyone to pay without sharing financial information and gives consumers the flexibility to pay in any way they prefer, including through credit cards, bank accounts or account balances. With more than 62 million active accounts in 190 markets and 19 currencies around the world, PayPal enables global ecommerce. PayPal is an eBay company. More information about the company can be found at https://www.paypal.com.

About Bill Me Later, Inc.
Bill Me Later, Inc. is a leader in the digital payments industry with its popular Bill Me Later® product and flexible financing programs. The rapidly growing Bill Me Later network enables top-tier retailers and travel providers to offer an effortless payment experience to high value customers. In the small business sector, Bill Me Later, Inc. is pioneering payments with the Bill Me Later® Business service tailored specifically for the small business buyer. The Bill Me Later, Inc. network includes hundreds of top-tier merchants including AirTran, Apple, Borders, Bluefly, Continental Airlines, eLUXURY, Fujitsu, JetBlue, Toshiba, Toys “R” Us, US Airways, Walmart.com and Zappos. Millions of consumers rely on the safety and convenience of Bill Me Later’s payment solutions when shopping online, via phone and in-store. Founded in 2000, Bill Me Later, Inc. is a privately held company headquartered in Timonium, Md. with additional office locations in Hunt Valley, Md. and San Francisco. For more information, visit www.billmelater.com.

Forward Looking Statements
This announcement contains forward-looking statements relating to eBay’s future performance that are based on its current expectations, forecasts and assumptions. Those statements involve risks and uncertainties, and actual results may differ materially from those discussed. Factors that could cause or contribute to such differences include, but are not limited to, the receipt and timing of regulatory approval for the transaction; the possibility that the transaction may not close; the reaction of consumers and Bill Me Later’s customers; downturns in the financial markets and the credit industry; the future growth of Bill Me Later; the reaction of competitors to the transaction; the possibility that integration following the transaction may be more difficult than expected; the increasing need to grow revenues from existing users in established markets; an increasingly competitive environment for eBay’s businesses; the complexity of managing a growing company with a broad range of businesses; the company’s need to manage regulatory, tax, IP and litigation risks (including risks specific to PayPal and the financial industry); the need to upgrade technology and customer service infrastructure at reasonable cost while adding new features and maintaining site stability; foreign-exchange-rate fluctuations; changes in political, business, and economic conditions; the company’s ability to profitably expand its business model to new types of merchandise and sellers; and the impact and integration of recent and future acquisitions.

More information about factors that could affect eBay’s operating results can be found in the company’s most recent annual report on its Form 10-K and its subsequent quarterly reports on Form 10-Q (available at http://investor.ebay.com). All forward-looking statements are based on information available to eBay on the date hereof, and eBay assumes no obligation to update such statements.

* Bill Me Later consumers have 28-46 percent higher repeat usage than other payment offerings, according to Javelin Strategy & Research (2006). Merchants offering promotional financing with buyer credit on eBay saw an increase in average selling prices ranging from 50-250 percent depending on the type of promotion they offered (eBay study, 2006). A study conducted by Northstar Research Partners commissioned by PayPal showed that 56 percent of users are likely to purchase from a retail site if a deferred payment option is available.

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Media Contacts
Sara Gorman
PayPal Inc.
408-204-9015
sgorman@paypal.com

Sara Parker
Bill Me Later
443-921-1820
sara.parker@billmelater.com

Investor Contact
Tracey Ford
eBay Inc.
408-967-
tford@ebay.com